UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
June 16, 2026

NEOGENOMICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-35756	74-2897368
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9490 NeoGenomics Way,	Fort Myers,	Florida	33912
(Address of principal executive offices)			(Zip Code)
(239) 768-0600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock ($0.001 par value)	NEO	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into or Amendment of a Material Definitive Agreement.
Indenture and Notes
On June 22, 2026, NeoGenomics, Inc. (the “Company”) completed its previously announced offering of $275.0 million in aggregate principal amount of 0.75% Convertible Senior Notes due 2032 (the “Initial Notes”). On June 17, 2026, the initial purchasers in such offering exercised their option to purchase an additional $41.25 million in aggregate principal amount of the Company’s 0.75% Convertible Senior Notes due 2032 (the “Additional Notes” and, together with the Initial Notes, the “Notes”), bringing the total aggregate principal amount of the Notes to $316.25 million. The Notes are the Company’s senior unsecured obligations. The Notes were issued pursuant to an Indenture, dated June 22, 2026 (the “Indenture”), by and between the Company and U.S. Bank Trust Company, National Association, as trustee. The Indenture includes customary covenants and sets forth certain events of default after which the Notes may be declared immediately due and payable, as well as certain types of bankruptcy or insolvency events of default involving the Company after which the Notes become automatically due and payable.
The Notes will bear interest at a rate of 0.75% per annum, payable semiannually in arrears on January 1 and July 1 of each year, beginning on January 1, 2027. The Notes will mature on July 1, 2032, unless earlier converted, redeemed or repurchased. Before April 1, 2032, noteholders will have the right to convert their Notes in certain circumstances and during specified periods. From and after April 1, 2032, the Notes will be convertible at the option of the noteholders at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date. The Company will settle any conversions of Notes by paying or delivering, as applicable, cash, shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), or a combination of cash and shares of Common Stock, at the Company’s election.
The conversion rate for the Notes will initially be 70.6140 shares of the Common Stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $14.16 per share of the Common Stock. The initial conversion price of the Notes represents a premium of approximately 35.0% above the last reported sale price of the Common Stock on The Nasdaq Capital Market on June 16, 2026, which was $10.49 per share. The conversion rate is subject to adjustment under certain circumstances in accordance with the terms of the Indenture.
The Company may not redeem the Notes prior to July 6, 2029, except in the event of a Cleanup Redemption (as described below). The Company may redeem for cash all or any portion of the Notes (subject to certain limitations), at the Company’s option, on or after July 6, 2029 and on or prior to the 51st scheduled trading day immediately preceding the maturity date, if the last reported sale price of the Common Stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which the Company provides notice of Optional Redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which the Company provides the related notice of optional redemption (such redemption, an “Optional Redemption”), at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the Optional Redemption date. In addition, the Company may redeem for cash all, but not less than all, of the Notes at any time at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the Cleanup Redemption date if the amount of the Notes that remains outstanding is less than 15% of the aggregate principal amount of the Notes initially issued and certain other conditions are met (such redemption, a “Cleanup Redemption”). No sinking fund is provided for the Notes, which means that the Company is not required to redeem or retire the Notes periodically.
A copy of the Indenture and the form of the Notes are attached as Exhibit 4.1 and Exhibit 4.2 hereto, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing description is qualified in its entirety by reference to such exhibits.
Capped Call Transactions
On June 16, 2026, in connection with the pricing of the Initial Notes, the Company entered into privately negotiated capped call transactions (the “Base Capped Call Transactions”) with certain financial institutions (the “Option Counterparties”). On June 17, 2026, in connection with the initial purchasers’ exercise of their option to purchase the Additional Notes, the Company entered into additional privately negotiated capped call transactions with the Option Counterparties (the “Additional Capped Call Transactions,” and together with the Base Capped Call Transactions, the “Capped Call Transactions”). The Capped Call Transactions are expected generally to reduce potential dilution to the Common Stock upon conversion of any Notes and/or offset any potential cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap. The cap price of the Capped Call Transactions is initially $20.98 per share of Common Stock, which represents a premium of 100.0% above the last reported sale price of the Common Stock on The Nasdaq Capital Market on June 16, 2026, which was $10.49 per share, and the cap price is subject to certain adjustments under the terms of the Capped Call Transactions. The Company used approximately $28.7 million of the net proceeds from the offering of the Notes to pay the cost of the Capped Call Transactions.

The Capped Call Transactions are separate transactions entered into by the Company with the Option Counterparties, are not part of the terms of the Notes and will not affect any noteholder’s rights under the Notes. Holders of the Notes will not have any rights with respect to the Capped Call Transactions.
The foregoing description of the Capped Call Transactions is qualified in its entirety by the copy of the form of call option transaction confirmation relating to the Capped Call Transactions, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03	Financial Statements and Exhibits.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
The Company offered and sold the Notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and for resale by the initial purchasers to persons reasonably believed to be qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the initial purchasers in the purchase agreement pursuant to which the Company sold the Notes to the initial purchasers. The shares of the Common Stock issuable upon conversion of the Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
To the extent that any shares of the Common Stock are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof, because no commission or other remuneration is expected to be paid in connection with conversion of the Notes and any resulting issuance of shares of the Common Stock. Initially, a maximum of 30,147,733 shares of Common Stock may be issued upon conversion of the Notes, based on the initial maximum conversion rate of 95.3288 shares of Common Stock per $1,000 principal amount of Notes, which is subject to customary anti-dilution adjustment provisions.

Item 8.01	Other Events.
Concurrently with the pricing of the Notes, the Company entered into privately negotiated transactions (the “note repurchase transactions”) with certain holders of the Company’s 0.25% convertible senior notes due 2028 (the “existing notes”) to repurchase for cash approximately $276.0 million aggregate principal amount of the existing notes for a total repurchase cost (including accrued and unpaid interest) of approximately $263.19 million. The terms of the note repurchase transactions were individually negotiated with certain holders of the existing notes and depended on a variety of factors, including the market price of the Common Stock and the trading price of the existing notes at the time of the note repurchase transactions.
In connection with the note repurchase transactions, on June 22, 2026, the Company entered into agreements with each of BofA Securities, Inc., Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC (each, an “existing notes option counterparty”) to terminate a portion of the capped call transactions that the Company entered into in connection with the issuance of the existing notes, in each case in notional amounts corresponding to the amount of existing notes that are repurchased from such existing notes option counterparty.
In addition, in connection with the offering of the Notes, the Company entered into privately negotiated transactions to repurchase up to an aggregate of $25.0 million of shares of Common Stock from certain purchasers of the Notes, which may have been effected through one or more of the initial purchasers or their respective affiliates as the Company’s agent. The purchase price per share of Common Stock repurchased in such transactions equaled $10.49 per share, the last reported sale price of the Common Stock on The Nasdaq Capital Market on June 16, 2026.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

	4.1*	Indenture, dated as of June 22, 2026, between NeoGenomics, Inc. and U.S. Bank Trust Company, National Association, as trustee.
	4.2*	Form of 0.75% Convertible Senior Notes due 2032 (included in Exhibit 4.1).
	10.1*	Form of Capped Call Transaction Confirmation.
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOGENOMICS, INC.

Date:	June 22, 2026	By:	/s/ Alicia C. Olivo
		Name:	Alicia C. Olivo
		Title:	Executive Vice President, General Counsel & Secretary